UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 2, 2024

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

229 West 43rd Street
New York, New York 10036
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03    Material Modification to Rights of Security Holders.
Reverse Stock Split. As previously disclosed on a Current Report on Form 8-K filed by BuzzFeed, Inc. (the “Company”), on April 26, 2024, the Company held its 2024 annual meeting of stockholders on April 25, 2024 (the “2024 Annual Meeting”) and, at the 2024 Annual Meeting, the Company’s stockholders approved the grant of discretionary authority to the Company’s board of directors (the “Board”) to (1) amend the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to combine outstanding shares of each of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) into a lesser number of outstanding shares of Class A Common Stock and Class B Common Stock, as the case may be, at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-twenty five (1-for-25), with the exact ratio to be determined by the Board in its sole discretion; and (2) effect such reverse stock split, if at all, within one year of the date the proposal is approved by our stockholders (i.e., by April 25, 2025).
The Board subsequently approved effecting a reverse stock split, effective as of May 6, 2024, and fixed a ratio for the reverse stock split at one-for-four (1-for-4). On April 26, 2024, the Company filed the amendment to the Certificate of Incorporation attached hereto as Exhibit 3.1 with the Secretary of State of the State of Delaware (the “Certificate of Amendment”). The Certificate of Amendment will effect a reverse stock split of the Common Stock at a ratio of one-for-four (1-for-4) (the “Reverse Stock Split”), effective as of 12:01 a.m., Eastern Time, on May 6, 2024 (the “Effective Date”).
Impact on Common Stock. As of the date of this Current Report on Form 8-K, the Company had 140,961,058 shares of Class A Common Stock issued and outstanding and 5,473,940 shares of Class B Common Stock issued and outstanding. As a result of the Reverse Stock Split, every four (4) shares of Class A Common Stock and Class B Common Stock will be automatically combined into one share of Class A Common Stock and Class B Common Stock, as the case may be. Pursuant to the Certificate of Incorporation, any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. As a result of the Reverse Stock Split, there will be approximately 35,240,370 shares of Class A Common Stock issued and outstanding and approximately 1,368,493 shares of Class B Common Stock issued and outstanding. The total number of authorized shares of Common Stock will remain the same following the Reverse Stock Split. The Reverse Stock Split will not change the par value of the Common Stock or modify any voting rights or other terms of the Common Stock. The Company expects that its Class A Common Stock will begin trading on The Nasdaq Capital Market on a post-split basis under the Company’s existing trading symbol, “BZFD,” when the market opens on May 6, 2024 and the new CUSIP identifier for the Class A Common Stock following the Reverse Stock Split will be 12430A300.
Impact on Warrants. As of the date of this Current Report on Form 8-K, the Company had outstanding warrants to purchase 9,875,787 shares of Class A Common Stock, with each whole warrant being exercisable to purchase one share of the Class A Common Stock at $11.50 per share, pursuant to the Warrant Agreement, dated as of January 11, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent and transfer agent, a copy of which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Warrant Agreement”). Pursuant to the terms of the Warrant Agreement, fractional shares of Common Stock will not be issued upon exercise of a warrant, and if a holder of a warrant would be entitled to receive, upon the exercise thereof, a fractional interest in a share of Class A Common Stock, the Company will round down to the nearest whole number the number of shares of Class A Common Stock to be issued to such holder. Pursuant to the terms of the Warrant Agreement, as a result of the Reverse Stock Split, the warrants outstanding immediately prior to the Reverse Stock Split will be proportionally adjusted so that they would be exercisable for a total of approximately 2,468,942 shares of Class A Common Stock, at a purchase price per share of approximately $46.00. The Company’s publicly-traded warrants will continue to be traded under the symbol “BZFDW” and the CUSIP identifier for the warrants will remain unchanged.
Impact on Equity Incentives. As of the date of this Current Report on Form 8-K, the Company had 29,970,951 shares of Class A Common Stock reserved for issuance under the BuzzFeed, Inc. 2021 Equity Incentive Plan, a copy of which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2021 EIP”) and 6,708,195 shares of Class A Common Stock reserved for issuance under the BuzzFeed, Inc. 2021 Employee Stock Purchase Plan, a copy of which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2021 ESPP”). Pursuant to the terms of the 2021 EIP and the 2021 ESPP, as the case may be, as a result of the Reverse Stock Split, the number of shares of Class A Common Stock available for issuance under both the 2021 EIP and 2021 ESPP will be proportionally adjusted so that there will be approximately 7,491,899 shares of Class A Common Stock available for issuance under the 2021 EIP and approximately 1,677,049 shares of Class A Common Stock available for issuance under the 2021 ESPP. As of the date of this Current Report on Form 8-K, there were 1,357,691 shares of Class A Common Stock issuable upon the exercise of options outstanding at a weighted average exercise price of approximately

$7.05 per share and 9,860,750 shares of Class A Common Stock issuable upon the vesting of outstanding restricted stock units at weighted average fair value per unit of approximately $0.72 per share. Pursuant to the terms of the 2021 EIP, as a result of the Reverse Stock Split, there will be approximately 339,771 shares of Class A Common Stock issuable upon the exercise of options outstanding at a weighted average exercise price of approximately $28.18 per share and approximately 2,465,236 shares of Class A Common Stock issuable upon the vesting of outstanding restricted stock units at weighted average fair value per unit of approximately $2.89 per share, in each case subject to adjustment due to the effect of rounding fractional shares up to the nearest whole share.
Impact on Convertible Notes. As of the date of this Current Report on Form 8-K, the Company had approximately $119.1 million aggregate principal amount of unsecured convertible notes due 2026 outstanding, convertible into 9,528,000 shares of Class A Common Stock at $12.50 per share pursuant to the terms of the Indenture, dated as of December 3, 2021, between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture, dated July 10, 2023, among the Company, BuzzFeed Canada, Inc. and the Trustee, and the second supplemental indenture, dated February 28, 2024, between the Company and the Trustee, a copy of each of which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023 (collectively, the “Indenture”). Pursuant to the terms of the Indenture, as a result of the Reverse Stock Split, the number of shares for which these notes would be convertible and the conversion price would be proportionally adjusted and so that they will be convertible into a total of approximately 2,382,007 shares of Class A Common Stock, at a conversion price of approximately $50.00 per share.
For more information about the Reverse Stock Split, see the definitive proxy statement for the 2024 Annual Meeting filed by the Company with the Securities and Exchange Commission on April 11, 2024, the relevant portions of which are incorporated herein by reference (the “2024 Proxy Statement”). The description of the Certificate of Amendment in the 2024 Proxy Statement and in this Current Report on Form 8-K are both qualified in their entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
To the extent required by Item 5.03 of Form 8-K, the information contained in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment No. 2 to the Second Amended and Restated Certificate of Incorporation of BuzzFeed, Inc. filed with the Delaware Secretary of State on April 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 2, 2024
BuzzFeed, Inc.

		By:	/s/ David Arroyo
Name: David Arroyo
Title: Chief Legal Officer